Exhibit 99.2

OncoSec Receives $3.49 Million to Strengthen its Balance Sheet After Selling its Net Operating Loss Tax Benefits Through The New Jersey Economic Development Authority NOL Program

EWING, NJ and SAN DIEGO, CA, April 27, 2023 /PRNewswire/ — OncoSec Medical Incorporated (NASDAQ: ONCS) (the Company or OncoSec), a clinical-stage biotechnology company developing intratumoral immunotherapies to stimulate the patient’s immune system to target cancer cells and eradicate disease, today announced the receipt of $3.49 million in tax credit certificates from the New Jersey Economic Development Authority (NJEDA).

The tax credit certificates are offered to qualified companies through the NJEDA’s Technology Business Tax Certificate Transfer Program, which enables eligible technology and biotechnology companies based in New Jersey to sell unused net operating losses (NOLs) and research and development (R&D) tax credits for cash proceeds.

“We appreciate the NJEDA’s dedication to growing businesses in New Jersey and its support to foster biotechnology innovation in the state,” said Robert H. Arch, President and Chief Executive Officer of OncoSec. “The NJEDA NOL program provides non-dilutive funding for OncoSec by allowing us to sell our unused NOLs and R&D tax credits for cash, without reducing investor value or adding debt to our balance sheet, which supports our efforts to advance development of our interleukin 12 (IL-12) encoding plasmid delivered by intratumoral electroporation as novel immunotherapy for patients with cancer, including in the neoadjuvant setting for melanoma.”

About OncoSec Medical Incorporated

OncoSec Medical Incorporated (the “Company,” “OncoSec,” “we” or “our”) is a biotechnology company focused on developing intratumoral immunotherapies to stimulate the patient’s immune system to target cancer cells and eradicate disease. OncoSec’s lead immunotherapy investigational product candidate – TAVO™ (tavokinogene telseplasmid) – enables the intratumoral delivery of DNA-based interleukin-12 (IL-12), a naturally occurring protein with immune-stimulating functions. The therapeutic approach TAVO™-EP, which employs electroporation, is designed to produce a localized expression of IL-12 in the tumor microenvironment and, thereby, stimulate the immune system to target and attack tumors. OncoSec’s clinical pipeline is utilizing TAVO™ as a potential treatment for multiple cancer indications either as a monotherapy or in combination with checkpoint inhibitors; with the latter potentially enabling OncoSec to address a great unmet medical need in oncology: anti-PD-1 non-responders. Results from completed clinical trials of TAVO™ have demonstrated a local immune response, and subsequently, a systemic effect as either a monotherapy or combination treatment approach along with a well-tolerated safety profile, warranting further development of TAVO™-EP. For more information, please visit www.oncosec.com.

TAVO™ is a trademark of OncoSec Medical Incorporated.

Risk Factors and Forward-Looking Statements

This release, as well as other information provided from time to time by the Company or its employees, may contain forward-looking statements that involve a number of risks and uncertainties that could cause actual results to differ materially from those anticipated in the forward-looking statements. Forward-looking statements provide the Company’s current beliefs, expectations and intentions regarding future events and involve risks, uncertainties (some of which are beyond the Company’s control) and assumptions. For those statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “should,” “will” and “would” and similar expressions (including the negative of these terms). Examples of forward-looking statements include, among other things, statements regarding the future development of TAVO™ and TAVO™-EP and the Company’s plans for the intended use of the received proceeds, including in the neoadjuvant melanoma space. Although we believe that expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. The Company intends these forward-looking statements to speak only at the time they are published on or as otherwise specified and does not undertake to update or revise these statements as more information becomes available, except as required under federal securities laws and the rules and regulations of the Securities Exchange Commission (“SEC”).

Forward-looking statements included in this release involve substantial risks and uncertainties that could cause our clinical development programs, future results, performance or achievements to differ significantly from those expressed or implied by the forward-looking statements. Such risks and uncertainties include, among others, our limited working capital, history of losses, and ability to continue as a going concern; the success and timing of our clinical trials, including safety and efficacy of our product candidates; the ability to achieve the clinical and operational objectives; our ability to adhere to ongoing compliance requirements of all health authorities, in the U.S. and foreign countries; capital requirements and needs for additional financing; our ability to obtain additional funding; the ability of our product candidates to successfully perform and advance in clinical trials; our ability to obtain and maintain authorization from regulatory authorities for use of our product candidates for initiation and conduct of clinical trials; the performance of our clinical research organizations, clinical trial sponsors, and clinical trial investigators; and our ability to successfully implement our strategy. Please refer to the risk factors and other cautionary statements provided in the Company’s Annual Report on Form 10-K for the fiscal year ended July 31, 2022 and any subsequent periodic and current reports filed with the SEC (each of which can be found at the SEC’s website www.sec.gov), as well as other factors described from time to time in the Company’s filings with the SEC.

Company Contact

Investor Contact

Mike Moyer

LifeSci Advisors

+1-617-308-4306

mmoyer@lifesciadvisors.com